As Filed with the Securities and Exchange Commission on June 27, 2018.

REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARGAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-1947195
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

One Church Street, Suite 201 Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Argan, Inc. 2011 Stock Plan
(Full Title of Plan)

Rainer H. Bosselmann
Chief Executive Officer
Argan, Inc.
One Church Street, Suite 201
Rockville, MD  20850

(Name and Address of Agent for Service)

(301) 315-0027

(Telephone Number, Including Area Code, of Agent for Service)

Copies of All Communications to:

Richard A. Krantz, Esq.
Culhane Meadows PLLC
369 Lexington Avenue, Third Floor
 New York, NY 10017
(646) 556-6660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.15 per share	750,000	$35.80	$26,850,000	$3,342.83

(1)         Estimated maximum aggregate number of additional shares of common stock of Argan, Inc. (the “Company” or the “Registrant”) available for issuance under the Argan, Inc. 2011 Stock Plan, amended as of June 21, 2018 (the “Plan”).  The amended Plan was approved at the Annual Meeting of Stockholders of the Company held on June 21, 2018 to add these additional issuable shares.   Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an additional indeterminate number of shares of common stock of the Registrant as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee. The maximum price per share of common stock and the maximum aggregate offering price are based on the sale price of the Registrant’s common stock as reported on the New York Stock Exchange (“NYSE”) on June 25, 2018, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

The Plan, which originally authorized the issuance thereunder of a total number of 500,000 shares of common stock of the Company, par value $0.15 per share, was first adopted by the Board of Directors of the Company (the “Board”) on April 5, 2011 and approved by the stockholders of the Company on June 21, 2011. A Registration Statement on Form S-8 was filed on July 15, 2011 (Registration Number 333-175598) to register the 500,000 shares of common stock authorized to be issued under the Plan. The Plan was amended by the Board on April 3, 2013 (the “First Amendment”) to increase the number of shares of common stock issuable thereunder from 500,000 to 1,250,000. A Registration Statement on Form S-8 was filed on November 5, 2013 (Registration Number 333-192103) to register the additional 750,000 shares of common stock issuable under the Plan as a result of the First Amendment. The Plan was amended to add another 750,000 shares of common stock by the Board on April 16, 2015 (the “Second Amendment”), which was approved by the stockholders of the Company on June 24, 2015. A Registration Statement on Form S-8 was filed on January 8, 2016 (Registration Number 333-208914) to register the additional 750,000 shares of common stock issuable under the Plan as a result of the Second Amendment.

The Board passed the resolutions to further amend the Plan on April 10, 2018 (the “Third Amendment”), which was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on June 21, 2018. As a result of the Third Amendment, an aggregate of 2,750,000 shares are issuable under the Plan. This Registration Statement relates to the additional 750,000 shares of common stock of the Company that may be offered or sold to participants of the Plan in connection with the Third Amendment.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act, and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

1.              The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018, filed on April 11, 2018;

2.              The Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders held on June 21, 2018, filed on May 7, 2018;

3.              The Company’s Current Reports on Form 8-K filed on April 12, June 11, June 25 and June 27, 2018;

4.              The Company’s Quarterly Report on Form 10-Q filed on June 11, 2018; and

5.              The description of the Company’s common stock set forth in the registration statement on Form 8-A, filed with the Commission on August 1, 2003, including any amendments or reports filed for the purposes of updating this description.

In addition to the foregoing, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s certificate of incorporation provides that none of the Company’s directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

The Company’s by-laws provide for indemnification of the Company’s officers and directors to the fullest extent permitted by applicable law. The Company also maintains directors’ and officers’ liability insurance policies.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are included or incorporated herein by reference:

Exhibit No.	Description

4

Argan, Inc. 2011 Stock Plan (amended and revised as of April 10, 2018) (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on Schedule 14A with the Commission on May 7, 2018).

5.1	Opinion of Culhane Meadows PLLC.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Culhane Meadows PLLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(i) and (1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

5. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on June 27, 2018.

ARGAN, INC.

By:	/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chief Executive Officer

By:	/s/ David H. Watson
David H. Watson
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rainer H. Bosselmann and David H. Watson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rainer H. Bosselmann	Chairman of the Board and Chief Executive Officer	June 27 2018
Rainer H. Bosselmann	(Principal Executive Officer)

/s/ David H. Watson	Chief Financial Officer	June 27 2018
David H. Watson	(Principal Accounting and Financial Officer)

/s/ Cynthia A. Flanders	Director	June 27 2018
Cynthia A. Flanders

/s/ Peter W. Getsinger	Director	June 27, 2018
Peter W. Getsinger

/s/ William F. Griffin, Jr.	Director	June 27, 2018
William F. Griffin, Jr.

/s/ John R. Jeffrey, Jr.	Director	June 27, 2018
John R. Jeffrey, Jr.

/s/ William F. Leimkuhler	Director	June 27, 2018
William F. Leimkuhler

	Director	June , 2018
W.G. Champion Mitchell

/s/ James W. Quinn	Director	June 27, 2018
James W. Quinn

/s/ Brian R. Sherras	Director	June 27, 2018
Brian R. Sherras